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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

KFS Bank, F.S.B., a federally chartered savings bank

KFS Service Corporation, an Illinois corporation

KFS Insurance Agency, Inc., an Illinois corporation